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                                  EXHIBIT 23.1






CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated July 20, 2001, (except for the second paragraph of Note 2, as to which the date is September 17, 2001) accompanying the financial statements included in the Annual Report of Hi-Shear Technology Corporation on Form 10-KSB for the year ended May 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Hi-Shear Technology Corporation on Form S-8 (File No. 33-868989).



/s/ Grant Thornton LLP


Los Angeles, California
October 10, 2001